UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): August 31, 2001

                          ARC Wireless Solutions, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

                                      Utah
                                      ----
                 (State or Other Jurisdiction of Incorporation)

        000-18122                                        87-0454148
        ---------                                        ----------
(Commission File Number)                    (IRS Employer Identification Number)


                           4860 Robb Street, Suite 101
                        Wheat Ridge, Colorado, 80033-2163
                        ---------------------------------
           (Address of principal executive offices including zip code)

                                 (303) 421-4063
                                 --------------
              (Registrant's telephone number, including area code)

Item 5. Other Events.

     In September 2000, certain individuals and entities (the "Unit Investors") purchased Units directly from the Registrant in a private placement transaction that the Registrant refers to as the "Year 2000 Placement". Each Unit consisted of one share of the Registrant's $.0005 par value restricted common stock (the "Common Stock") and one warrant to purchase one share of Common Stock at an exercise price of $1.50 per share (a "Warrant"). A total of 15,000,000 Units were sold in the private placement. In connection with the Unit Investors' investment in the Units, the Registrant agreed to register the Unit Investors' resale or other transfer of the Common Stock included in the Units and the Common Stock issuable upon exercise of the Warrants included in the Units (collectively, the "Registrable Securities").

     Subsequent to the Unit Investors' investment in the Units and prior to the deadline for filing the registration statement covering the Registrable Securities, the market price for the Common Stock was significantly less than the exercise price of each Warrant. The Registrant then offered each Unit Investor the opportunity to either (1) exchange each three Warrants for one share of Common Stock ("Alternative A"), or (2) reduce the exercise price of each Warrant from $1.50 per share to $1.00 per share upon the Unit Investor's agreement to reduce the price associated with the Registrant's 30-day notice of redemption from $1.75 to $1.50 ("Alternative B"); provided, however, that if the Unit Investor determined to participate in either Alternative A or B, the Unit Investor was required to waive the Registrant's obligation to register the Unit Investor's sale or other transfer of the Registrable Securities (the "Registration Obligation").

     Each Unit Investor electing Alternative A also was required to enter into a Restricted Sales Agreement (the "Restricted Sales Agreement") that includes the following restrictions with respect to the sale of all shares of Common Stock owned by the Unit Investor, except for any shares purchased subsequent to March 31, 2001:

     o On any trading day during the one-year period beginning on the day Alternative A goes into effect (which the Registrant anticipates will be on or before October 1, 2001), the Unit Investor may sell or otherwise dispose of up to the Pro Rata Share, as defined below, for that Unit Investor, of (i) 15 percent of the reported trading volume of the Common Stock for the immediately preceding trading day if the reported trading volume of the Common Stock for the prior trading day was 400,000 shares or less, or (ii) 20 percent of the reported trading volume of the Common Stock for the immediately preceding trading day if the reported trading volume of the Common Stock for the prior trading day was greater than 400,000 shares; and

     o On any trading day during the one-year period between the first and second anniversaries of the effective date of Alternative A, the Unit Investor may sell or otherwise dispose of up to the Pro Rata Share for that Unit Investor of (i) 20 percent of the reported trading volume of the Common Stock for the immediately preceding trading day if the reported trading volume of the Common Stock for the prior trading day was 400,000 shares or less, or (ii) 25 percent of the reported trading volume of the Common Stock for the immediately preceding trading day if the reported trading volume of the Common Stock for the prior trading day was greater than 400,000 shares.

     The number of shares of Common Stock that the Unit Investor may sell shall not be increased as a result of any failure by the Unit Investor to sell the maximum number of Unit Investor Shares permissible at a prior time.

     For purposes of Alternative A, the "Pro Rata Share" of any Unit Investor means the percentage obtained by dividing (1) the number of Units purchased by the subject Unit Investor in the Year 2000 Placement, by (2) the aggregate total number of Units purchased by all investors in the Year 2000 Placement who agree to the sales restrictions described above (the "Contracting Unit Investors"). Notwithstanding the foregoing, if the aggregate number of Units purchased in the Year 2000 Placement by the Contracting Unit Investors is less than 90 percent of the total number of Units purchased in the Year 2000 Placement by all investors in the Year 2000 Placement, then "Pro Rata Share" shall instead mean the percentage obtained by dividing (X) the number of Units purchased by the subject Unit Investor in the Year 2000 Placement, by (Z) 90 percent of the aggregate number of Units purchased by all investors in the Year 2000 Placement.

     As of August 31, 2001, (1) holders representing an aggregate of 9,762,000 Units had agreed to participate in Alternative A, (2) holders representing an aggregate of 898,000 Units had agreed to participate in Alternative B, and (3) an aggregate of 30,265,484 shares of Common Stock have been committed to be subject to the Restricted Sales Agreement.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act Of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 ARC WIRELESS SOLUTIONS, INC.


Date: September 17, 2001                         By: /s/ Randall P. Marx
                                                 -------------------------------
                                                 Randall P. Marx
                                                 Chief Executive Officer


                                       2